                                                                    EXHIBIT 23.1


                         U.S. BANK, NATIONAL ASSOCIATION
                               4100 Newport Place
                                    Suite 130
                         Newport Beach, California 92660


                                  June 20, 2001





Cornerstone Industrial Properties
4590 MacArthur Boulevard, Suite 610
Newport Beach, CA  92660

         Re:      ESCROW ACCOUNT NO. 13778-GG
                  CORNERSTONE REALTY FUND, LLC (THE "FUND")


Gentlemen:

         U.S. Bank, National Association does hereby agree to be the Escrow Agent with respect to the subject account. We further agree to release funds to Cornerstone Industrial Properties, the Managing Member of the Fund, only in accordance with the terms of the Escrow Agreement described in the Prospectus of the Fund.

         U.S. Bank, National Association does hereby further agree to the use of its name for the purpose of reference to it as Escrow Agent for the Fund in its Registration Statement.

                                                Very truly yours,




                                                U.S. BANK, NATIONAL ASSOCIATION